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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  May 5, 2001




                          WESTERN WIRELESS CORPORATION
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                   Washington
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                 (State or Other Jurisdiction of Incorporation)




            000-28160                                91-1638901
     ----------------------                ---------------------------------
    (Commission File Number)               (IRS Employer Identification No.)



                              3650 131st Avenue SE
                               Bellevue, WA 98006
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                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (425) 586-8700




-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

    Western Wireless International Corporation, our subsidiary, has formed an Austrian company which has entered into an agreement to purchase the stock of Vodafone Group plc's Austrian subsidiary, which includes an operating GSM network with over 180,000 subscribers. In addition, our Austrian entity has an option to acquire Vodafone's Austrian UMTS license. The agreement is subject to regulatory approval. Austria was not a strategic market for Vodafone and represented less than 1% of its assets. Our Austrian entity has in place a 250MM Euro debt facility provided by the seller. Between signing and closing, which is expected to occur within the next six weeks, we are evaluating this asset and our ability to turn it into a viable business. In the event that we determine that either (i) the amount of funding required exceeds what we believe our Austrian entity can raise in selling equity and raising additional debt, or (ii) the expense and effort to turn it around make it a marginal property for Western Wireless International Corporation, our Austrian entity has the ability to liquidate the business with funding provided by the seller under the purchase agreement.



                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           WESTERN WIRELESS CORPORATION

                           Dated:  May 10, 2001




                         By: /s/ Jeffrey A. Christianson
                             -------------------------------------------------
                             Jeffrey A. Christianson
                             Sr. Vice President, General Counsel and Secretary